Exhibit 99.1

**FOR IMMEDIATE RELEASE**

FIRST BANCSHARES, INC.
ANNOUNCES THAT D. MITCH ASHLOCK HAS BEEN NAMED TO
FIRST BANCSHARES, INC.’S AUDIT COMMITTEE

Mountain Grove, Missouri (January 27, 2009) – First Bancshares, Inc. (The Nasdaq Stock Market LLC - FstBksh: “FBSI”) (the “Company”), the parent company of First Home Savings Bank, Mountain Grove, Missouri (“Bank”), announced that D. Mitch Ashlock, a director of the Company and the Bank, had been appointed to the Company’s Audit Committee.  Mr. Ashlock replaces Thomas M. Sutherland who no longer serves on the Audit Committee as a result of becoming the Chief Executive Officer of the Company and the Bank.

“Mitch has served our Company as a director since 2006 and his banking knowledge and experience will be invaluable to the other independent directors serving on the Audit Committee,” said Thomas M. Sutherland.

First Home Savings Bank is an FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri and ten full service branch facilities in Springfield, Marshfield, Ava, Gainesville, Sparta, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri.

Forward-looking statements:
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the safe harbors of the PSLRA. Any such forward-looking statements are subject to various risks and uncertainties and are therefore qualified by First Bancshares, Inc.’s cautionary statements contained in its filings with the Securities and Exchange Commission, including, but not limited to Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.   Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statements.

For additional information contact Thomas M. Sutherland at (417) 926-5151.